EXHIBIT 21.1

                       List of subsidiaries of TMNG, Inc.



Name of Subsidiary                  Jurisdiction of Incorporation
------------------                  -----------------------------
TMNG.com                                    Delaware
TMNG-Europe                                 United Kingdom
TMNG-Canada                                 Canada
TMNG Marketing, Inc.                        Maryland
TMNG Technologies, Inc.                     Delaware
TMNG Strategy, Inc.                         Delaware